Exhibit 99.1

AYRO Announces Third Quarter 2021 Financial Results and Provides Corporate Update

AUSTIN, TX (November 15, 2021) – AYRO, Inc. (Nasdaq: AYRO) (“AYRO” or the “Company”), a designer and manufacturer of electric, purpose-built delivery vehicles and solutions for micro distribution, micro mobility, and last-mile delivery, announces financial results for its third fiscal quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights:

●	Revenue of $559,370 (+44% YOY)
●	Net Loss Attributable to Common Stockholders of ($12.0) million
●	Adjusted EBITDA loss of ($8.2) million
●	Total Cash of $77.1 million and no debt as of September 30, 2021

Recent Corporate Highlights:

●	Launched the 2022 AYRO Club Car Current, the next generation of the AYRO Club Car 411 that features a unique industrial design, enhanced ergonomics, and new options for safety and comfort, in early June 2021
●	Recognized a charge of $0.4 million in its cost of goods sold related to the retirement of the remaining original Club Car 411 product, which was replaced by the Club Car Current (“Current”)
●	Announced a total of $4.9 million in purchase orders for the Current from Club Car received in the second and third quarters in conjunction with the Current’s launch
●	Appointed Thomas M. Wittenschlaeger as Chief Executive Officer

Contracted backlog of $4.1 million as of September 30, 2021

Thomas M. Wittenschlaeger, AYRO’s Chief Executive Officer, stated, “The third quarter provided the opportunity to garner new customers for our ‘Current’ model with Club Car and recognize an increase in year-over-year revenue. Having recently joined AYRO and given our healthy balance sheet, including over $77 million in cash at quarter end, I believe now is the time for us to evaluate our strategy and operations to ensure we are headed down the path within the electric vehicle market that provides the most shareholder value. I look forward to working with the AYRO team and updating shareholders toward the end of the calendar year to discuss our plans moving into 2022 and beyond.”

About AYRO, Inc.

Texas-based AYRO, Inc. designs and produces all-electric, purpose-built vehicles that are powered by technology and usable by anyone. Driven by insight gained from partners, customers, and research, AYRO delivers sustainable e-delivery solutions that empower organizations to enable sustainable fleets that extend both their brand value and exceptional user experience throughout the delivery process. Founded in 2017 by entrepreneurs, investors, and executives with a passion for creating sustainable electric vehicle solutions, AYRO is focused on adaptable, eco-friendly solutions that can drive change in campus, micro distribution, micro mobility, and last-mile delivery. For more information, visit: www.ayro.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “may,” “plan,” “project,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements and include statements concerning the strategic review of the Company’s product development strategy. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: we are currently evaluating our product development strategy, which may result in significant changes and have a material impact on our business, results of operations and financial condition; if disruptions in our transportation network continue to occur or our shipping costs continue to increase, we may be unable to sell or timely deliver our products, and our gross margin could decrease; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells and other critical components, could harm our business; the ability of AYRO’s suppliers to deliver parts and assemble vehicles; the ability of the purchaser to terminate or reduce purchase orders; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; the impact of public health epidemics, including the COVID-19 pandemic; the market for AYRO’s products is developing and may not develop as expected and AYRO, accordingly, may never meet its targeted production and sales goals; AYRO’s business is subject to general economic and market conditions, including trade wars and tariffs; AYRO’s business, results of operations and financial condition may be adversely impacted by public health epidemics, including the recent COVID-19 outbreak; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; a significant portion of AYRO’s revenues are derived from a single customer; AYRO relies on and intends to continue to rely on a single third-party supplier in China for the sub-assemblies in semi-knocked-down state for all of its current vehicles; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; the range of our electric vehicles on a single charge declines over time, which may negatively influence potential customers’ decisions whether to purchase AYRO’s vehicles; AYRO may be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. A discussion of these and other factors is set forth in our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. Forward-looking statements speak only as of the date they are made and AYRO disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For media inquiries:	For investor inquiries:
Chelsea Lauber	Joseph Delahoussaye III
for AYRO, Inc.	for AYRO Inc.
ayro@antennagroup.com	investors@ayro.com

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash	$77,099,134	$36,537,097
Accounts receivable, net	740,224	765,850
Inventory, net	2,670,282	1,173,254
Prepaid expenses and other current assets	2,450,225	1,608,762
Total current assets	82,959,865	40,084,963

Property and equipment, net	903,076	611,312
Intangible assets, net	109,110	143,845
Operating lease – right-of-use asset	1,069,883	1,098,819
Deposits and other assets	41,289	22,491
Total assets	$85,083,223	$41,961,430

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,187,625	$767,205
Accrued expenses	4,439,997	665,068
Contract liability	-	24,000
Current portion long-term debt, net	-	7,548
Current portion lease obligation – operating lease	231,867	123,139
Total current liabilities	5,589,489	1,586,960

Long-term debt, net	-	14,060
Lease obligation - operating lease, net of current portion	897,032	1,002,794
Total liabilities	6,756,521	2,603,814

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, (authorized – 20,000,000 shares)	-	-
Convertible Preferred Stock Series H, ($0.0001 par value; authorized – 8,500 shares; issued and outstanding – 8 shares as of September 30, 2021 and December 31, 2020)	-	-
Convertible Preferred Stock Series H-3, ($.0001 par value; authorized – 8,461 shares; issued and outstanding – 1,234 shares as of September 30, 2021 and December 31, 2020)	-	-
Convertible Preferred Stock Series H-6, ($.0001 par value; authorized – 50,000 shares; issued and outstanding – 50 shares as of September 30, 2021 and December 31, 2020)	-	-
Common Stock, ($0.0001 par value; authorized – 100,000,000 shares; issued and outstanding – 36,432,789 and and 27,088,584 shares, as of September 30, 2021 and December 31, 2020)	3,643	2,709
Additional paid-in capital	128,777,533	64,509,724
Accumulated deficit	(50,454,474)	(25,154,817)
Total stockholders’ equity	78,326,702	39,357,616
Total liabilities and stockholders’ equity	$85,083,223	$41,961,430

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$559,370	$388,654	$1,870,306	$821,398
Cost of goods sold	955,466	326,671	2,030,447	645,463
Gross profit (loss)	(396,096)	61,983	(160,141)	175,935

Operating expenses:
Research and development	4,165,732	664,145	9,135,410	999,449
Sales and marketing	646,713	304,880	1,873,955	863,400
General and administrative	6,805,788	1,482,018	14,168,782	3,445,749
Total operating expenses	11,618,233	2,451,043	25,178,147	5,308,598

Loss from operations	(12,014,329)	(2,389,060)	(25,338,288)	(5,132,663)

Other income (expense):
Other income, net	12,254	17,503	40,943	17,523
Interest expense	-	(95,469)	(2,312)	(324,670)
Loss on extinguishment of debt	-	(213,700)	-	(566,925)
Other income (expense), net	12,254	(291,666)	38,631	(874,072)

Net loss	$(12,002,075)	$(2,680,726)	$(25,299,657)	$(6,006,735)

Deemed dividend on modification of Series H-5 warrants	-	(432,727)	-	(432,727)

Net loss Attributable to Common Stockholders	$(12,002,075)	$(3,113,453)	$(25,299,657)	$(6,439,462)

Net loss per share, basic and diluted	$(0.33)	$(0.13)	$(0.73)	$(0.54)

Basic and diluted weighted average Common Stock outstanding	36,312,478	23,599,967	34,615,858	11,896,906

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,299,657)	$(6,006,735)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	384,157	343,932
Stock-based compensation	6,997,986	475,175
Amortization of debt discount	-	236,398
Loss on extinguishment of debt	-	566,925
Amortization of right-of-use asset	149,376	80,447
Provision for bad debt expense	92,176	10,131
Change in operating assets and liabilities:
Accounts receivable	(66,550)	(353,015)
Inventory	(1,568,687)	(406,239)
Prepaid expenses and other current assets	(841,465)	(1,697,474)
Deposits	(18,797)	26,265
Accounts payable	420,420	285,184
Accrued expenses	1,168,858	(168,840)
Contract liability	(24,000)	122,514
Lease obligations - operating leases	(117,474)	(57,163)
Net cash used in operating activities	(18,723,657)	(6,542,495)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(512,298)	(581,137)
Purchase of intangible assets	(57,227)	(11,730)
Proceeds from merger with ABC Merger Sub, Inc.	-	3,060,740
Net cash used in and provided by investing activities	(569,525)	2,467,873

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance debt	-	1,318,000
Repayments of debt	(21,609)	(1,742,884)
Proceeds from exercise of warrants	100,000	2,983,527
Proceeds from exercise of stock options	1,506,999	-
Proceeds from issuance of Common Stock, net of fees and expenses	58,269,829	28,790,995
Net cash provided by financing activities	59,855,219	31,349,638

Net change in cash	40,562,037	27,275,016

Cash, beginning of period	36,537,097	641,822

Cash, end of period	$77,099,134	$27,916,838

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$1,971	$78,794
Supplemental non-cash amounts of lease liabilities arising from obtaining right of use assets	$120,440	$1,210,680
Conversion of debt to Common Stock	$-	$1,000,000
Conversion of Preferred Stock to Common Stock	$-	$9,025,245
Discount on debt from issuance of Common Stock and warrants	$-	$462,013
Accrued offering costs	$-	$74,200
Deemed dividend on modification of Series H-5 warrants	$-	$432,727
Restricted Stock for service, vested not issued	$2,648,371	$-

Non-GAAP Financial Measures

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance, and we believe it may be used by certain investors as a measure of our operating performance. Adjusted EBITDA is defined as income (loss) from operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, amortization of discount on debt, impairment of long-lived assets, stock-based compensation expense and certain non-recurring expenses.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Adjusted EBITDA may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

Below is a reconciliation of Adjusted EBITDA to net loss for the three months ended September 30, 2021 and 2020:

	Three Months Ended
	September 30,
	2021	2020
Net Loss	$(12,002,075)	$(2,680,726)
Depreciation and Amortization	130,483	115,468
Stock-based compensation expense	3,660,492	167,769
Amortization of Discount on Debt	-	66,659
Interest expense	-	28,809
Loss on extinguishment of debt	-	213,700
Adjusted EBITDA	$(8,211,100)	$(2,088,321)